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                                                                      EXHIBIT 21

                    GENCOR INDUSTRIES, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


All of the operating subsidiaries of Gencor Industries, Inc., a Delaware Corporation, listed below are included in the Consolidated Financial Statements:

                                             State in Which     Country in Which
                                              Incorporated        Incorporated
                                              ------------        ------------
General Combustion Corporation                  Florida
General Combustion Limited                                           England
Bituma-Stor, Inc.                                 Iowa
Bituma Corporation                             Washington
Equipment Services Group, Inc.                  Florida
CPM Brazil, Inc.                                Florida
CPM do Brasil Ltda.                                                  Brazil
Gumaco Industria E Comercio Ltda.                                    Brazil
Gumaco Projectos E. Montagens Ltda.                                  Brazil
CPM Industria E Comercio Ltda.                                       Brazil
Gencor International Limited                                         England
Gencor ACP, Ltd.                                                     England